                                                                   EXHIBIT 10.21





                                 LOAN AGREEMENT


                                     between


                        THE INDUSTRIAL DEVELOPMENT BOARD
                           OF BLOUNT COUNTY, TENNESSEE


                                       and


                  ADVANCED CRYSTAL TECHNOLOGY, INC. (ACT, INC.)




                                    Securing:

                   $5,000,000 THE INDUSTRIAL DEVELOPMENT BOARD
                           OF BLOUNT COUNTY, TENNESSEE
                INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1988
             (ADVANCED CRYSTAL TECHNOLOGY, INC. (ACT, INC.) PROJECT)




                                   Dated as of
                                 August 1, 1988

                                TABLE OF CONTENTS


                                                                                                    Page
                                                                                                    ----
                                    ARTICLE I
                                   DEFINITIONS
Section 1.01      Definitions....................................................................     2


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.01      Representations, Warranties and Covenants of the Issuer........................     3
Section 2.02      Representations, Warranties and Covenants of the Company.......................     4


                                   ARTICLE III
                            LOAN OF BOND PROCEEDS FOR
            ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT

Section 3.01      Loan of Bond Proceeds; Acquisition, Construction and
                    Installation of the Project..................................................     7
Section 3.02      Insufficient Moneys in Construction Fund.......................................     7
Section 3.03      Plans and Specifications.......................................................     8
Section 3.04      Completion Date................................................................     8
Section 3.05      Operation and Maintenance of Project; Renovation...............................     8
Section 3.06      Removal of Project Equipment...................................................     9
Section 3.07      Insurance......................................................................     9


                                   ARTICLE IV
                 ISSUANCE OF THE BONDS; DISPOSITION OF PROCEEDS
                         OF THE BONDS; CONSTRUCTION FUND

Section 4.01      Issuance of the Bonds..........................................................     10
Section 4.02      Issuance of Other Obligations..................................................     10
Section 4.03      Disposition of Bond Proceeds...................................................     10
Section 4.04      Disbursements from Construction Fund...........................................     10
Section 4.05      Investments....................................................................     11


                                    ARTICLE V
                         TITLE TO PROJECT; LOAN PAYMENTS
Section 5.01      Title to Project...............................................................     12
Section 5.02      Loan Payments..................................................................     12

                                                                                                     Page
                                                                                                     ----
                                   ARTICLE VI
                       LETTER OF CREDIT; PAYMENTS TO TRUSTEE;
                                OTHER OBLIGATION

Section 6.01      Letter of Credit...............................................................     13
Section 6.02      Payments Assigned; Obligations Absolute........................................     14
Section 6.03      Payments of Administration Expenses............................................     14
Section 6.04      Release and Indemnification Covenants..........................................     14
Section 6.05      Payment of Taxes; Discharge of Liens...........................................     16
Section 6.06      Obligations Under Other Contracts..............................................     17


                                   ARTICLE VII
                             DAMAGE AND DESTRUCTION

Section 7.01      Damage, Destruction and Condemnation...........................................     18


                                  ARTICLE VIII
                                SPECIAL COVENANTS

Section 8.01      The Company to Maintain its Existence..........................................     19
Section 8.02      Reports to the Trustee and Bank................................................     19
Section 8.03      Permits or Licenses............................................................     20
Section 8.04      Inspection of the Project......................................................     21
Section 8.05      Arbitrage Covenant.............................................................     21
Section 8.06      Issuer to Maintain Existence...................................................     21
Section 8.07      Tax Exempt Status of the Bonds.................................................     21
Section 8.08      Recording and Maintenance of Liens.............................................     21
Section 8.09      Authorized Issuer Representative...............................................     22
Section 8.10      Authorized Company Representative..............................................     22


                                   ARTICLE IX
                         ASSIGNMENT, LEASING AND SELLING

Section 9.01      Conditions.....................................................................     23
Section 9.02      Instruments Furnished to Trustee...............................................     23
Section 9.03      Limitation.....................................................................     23

                                                                                                     Page
                                                                                                     ----
                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES
Section 10.01     Events of Default..............................................................     24
Section 10.02     Force Majeure..................................................................     25
Section 10.03     Remedies.......................................................................     25
Section 10.04     No Remedy Exclusive............................................................     26
Section 10.05     Reimbursement of Attorneys' Fees...............................................     26
Section 10.06     Waiver of Breach...............................................................     26


                                   ARTICLE XI
                           OPTIONS IN FAVOR OF COMPANY

Section 1101      Option to Prepay Loan Payments.................................................     27
Section 11.02     INTENTIONALLY OMITTED..........................................................     27
Section 11.03     INTENTIONALLY OMITTED..........................................................     27
Section 11.04     Compliance with the Indenture..................................................     27


                                   ARTICLE XII
                     OBLIGATION TO ACCELERATE LOAN PAYMENTS

Section 12.01     Determination of Taxability....................................................     28


                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.01     INTENTIONALLY OMITTED..........................................................     29
Section 13.02     Notices........................................................................     29
Section 13.03     Parties in Interest............................................................     29
Section 13.04     Amendments.....................................................................     29
Section 13.05     Counterparts...................................................................     29
Section 13.06     Severability...................................................................     29
Section 13.07     Governing Law..................................................................     30
Section 13.08     Company, Trustee and Issuer May Rely on Authorized
                    Representatives..............................................................     30
Section 13.09     Limited Liability of Officers, Etc.............................................     30


Exhibit A........................................................................................     31
Exhibit B........................................................................................     33
Exhibit C........................................................................................     35

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, made and entered into as of August 1, 1988 by and between The Industrial Development Board of Blount County, Tennessee a public corporation duly organized and validly existing under the laws of the State of Tennessee (the "Issuer") and Advanced Crystal Technology, Inc. (ACT, Inc., a Tennessee corporation (the "Company");

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to Tennessee Code Annotated, Section 7-53-101 et seq., as amended, (collectively, the "Act"), the Issuer is authorized and empowered to issue its industrial development revenue bonds to finance the cost of the acquisition, construction, improvement and equipping of a "Project" as defined in the Act and is vested with powers necessary to enable it to accomplish such purposes; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue its bonds and to use the proceeds therefrom for the purpose of lending proceeds thereof to the Company to finance a portion of the cost of acquisition, construction and equipping of a manufacturing plant and equipment to be used by the Company in connection with the manufacture of optical components at a facility located in the unincorporated area of Blount County, Tennessee (the "Project") which Project will constitute a "Project" under the Act; and

         WHEREAS, the Issuer and the Company have agreed to enter into this Loan Agreement pursuant to which the Issuer will lend the proceeds of the Bonds (as herein defined) to the Company to finance a portion of the Project and the Company will make Loan Payments (as hereinafter defined) to the Issuer in an amount sufficient to pay the principal of and premium, if any, and interest on such Bonds as and when the same shall become due and payable; and

         WHEREAS, the Bonds are to be issued pursuant to and secured by a Trust Indenture dated as of the date hereof (the "Indenture"), by and between the Issuer and Mitsui Finance Trust Company of New York, as Trustee (the "Trustee"); and

         WHEREAS, in order to support payment when due, whether at maturity, upon redemption or acceleration or otherwise, of the principal of and premium, if any, and interest on the Bonds, the Company has entered into a Letter of Credit and Reimbursement Agreement dated as of the date hereof (the "Reimbursement Agreement") with The Industrial Bank of Japan, Limited, New York Branch (the "Bank"), pursuant to which the Bank has agreed to issue an irrevocable transferable letter of credit in favor of the Trustee.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE RESPECTIVE REPRESENTATIONS AND COVENANTS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS (PROVIDED, HOWEVER, THAT IN THE PERFORMANCE OF THE AGREEMENTS OF THE ISSUER HEREIN CONTAINED, ANY OBLIGATION OF THE ISSUER CREATED BY OR ARISING

OUT OF THIS LOAN AGREEMENT SHALL NEVER CONSTITUTE AN INDEBTEDNESS OR AN OBLIGATION NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER, BLOUNT COUNTY, THE STATE OF TENNESSEE (THE "STATE"), OR ANY POLITICAL SUBDIVISION THEREOF OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS, IF ANY, OR ANY OF THEM, BUT SHALL BE A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY OUT OF THE PROCEEDS DERIVED FROM THIS LOAN AGREEMENT, THE INSURANCE OR CONDEMNATION AWARDS AS HEREIN PROVIDED AND ANY OTHER REVENUES ARISING OUT OF OR IN CONNECTION WITH THIS LOAN AGREEMENT, AND THE SALE OF THE BONDS REFERRED TO IN SECTION 4.01 HEREOF, AND SHALL NOT BE A GENERAL OBLIGATION OF THE ISSUER OR CHARGE UPON ANY OTHER REVENUES, RECEIPTS OR PROPERTY OF THE ISSUER), TO WIT:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Except as herein defined, the term defined in Article I of the Indenture shall for all purposes of this Loan Agreement have the meanings therein specified, unless the context clearly requires otherwise.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants as the basis for the undertakings on the part of the Company contained herein and of the Trustee contained in the Indenture:

         (a) The Issuer is a public corporation duly organized and validly existing under the laws of the State. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Loan Agreement, the Bond Purchase Agreement, the Bond Resolution, the Indenture, the Indexing Agent Agreement and the Bonds, and to carry out its obligations hereunder and thereunder. The Project constitutes a "Project" within the meaning of the Act and a manufacturing facility with the meaning of Section 144(a)(12)(C) of the Code. By proper action of the Board of Directors of the Issuer, the Issuer has been duly authorized to issue and deliver the Bonds and to execute and deliver this Loan Agreement, the Bond Purchase Agreement, the Indenture, the Tax Regulatory Agreement, the Indexing Agent Agreement and the various closing certificates, including a nonarbitrage certificate.

         (b) Neither the execution and delivery of this Loan Agreement, the Bond Purchase Agreement, the Tax Regulatory Agreement, the Indexing Agent Agreement or the Indenture nor the issuance and sale of the Bonds, nor the performance by the Issuer of its obligations under this Loan Agreement, the Bond Purchase Agreement, the Indenture, the Tax Regulatory Agreement, the Indexing Agent Agreement or the Bonds will constitute on the part of the Issuer a breach of, or a default under, any existing law, court or administrative regulation, decree or order of the Issuer or any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or by which it is or may be bound.

         (c) The Issuer will issue its Bonds in the aggregate principal amount of $5,000,000 and will use the proceeds therefrom to make a loan to the Company to pay for the Costs of the Project to the extent funds from such Bond proceeds are available therefor.

         (d) The Bonds will be issued under the Indenture and the Bond Resolution and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture and the Bond Resolution. The Issuer has not assigned its interest in this Loan Agreement other than to the Trustee.

         (e) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer.

         (f) The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in the preceding subsection (a).

         (g) The Issuer hereby finds and determines that all requirements of the Act have been complied with.

         (h) During the term of this Loan Agreement (including any renewal thereof), the Issuer will not allow any encumbrances on the Project, other than Permitted Encumbrances without the written consent of the Authorized Company Representative and the Trustee.

         Section 2.02. Representations, Warranties and Covenants of the Company. The Company makes the following representations, warranties and covenants as the basis for the undertakings on the part of the Issuer contained herein and of the Trustee contained in the Indenture:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State.

         (b) The Company has all requisite power and authority necessary (i) to own and operate its properties, (ii) to carry on its business as presently proposed to be conducted, and (iii) to execute and deliver and to perform and observe the covenants and agreements on its part contained in this Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Indexing Agent Agreement, the Mortgage, the Bond Purchase Agreement, the Pledge Agreement, the Tax Regulatory Agreement and all other instruments referred to herein and therein to which it is a party.

         (c) All necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities to be obtained to the date hereof in connection with the acquisition of the Project have been obtained or are in the process of being obtained and are in full force and effect, and the Company knows of no reason why it cannot obtain all other necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities required to be obtained after the date hereof in connection with the completion of the acquisition, construction and installation and the operation of the Project. Copies of all such permits, licenses and approvals obtained on or before the time of the issuance and delivery of the Bonds have been delivered to the Trustee.

         (d) This Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Pledge Agreement, the Indexing Agent Agreement, the Mortgage, the Tax Regulatory Agreement and the Bond Purchase Agreement have each been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other party or parties hereto and thereto, this Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Pledge Agreement, the Indexing Agent Agreement, the Mortgage, the Tax Regulatory Agreement and the Bond Purchase Agreement are each legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles (including the exercise of judicial discretion in accordance with such principles)

         (e) The execution and delivery of this Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Mortgage, the Pledge Agreement, the Indexing Agent Agreement, the Tax Regulatory Agreement and the Bond Purchase Agreement, compliance with the terms, conditions and provisions hereof and thereof and the consummation of the transactions herein and therein contemplated do not and will not violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company or of any mortgage, indenture, agreement or instrument to which the Company is a party or by which it or any of its properties are bound.

         (f) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding could have a material adverse effect on the properties, business, condition (financial or other), or results of operations of the Company or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Pledge Agreement, the Indexing Agent Agreement, the Bond Purchase Agreement the Tax Regulatory Agreement or the Mortgage.

         (g) The estimated Cost of the Project is as set forth in the Project Certificate and has been determined in accordance with sound engineering and accounting principles.

         (h) The land and building constituting the Project are described in Exhibit A hereto and the Project Equipment is described in Exhibit B hereto and no changes shall be made in construction of the Project which will have the effect of firing the effective use or character of the Project, as contemplated by this Loan Agreement, or of disqualifying the Project as an "economic development facility" under the Act and "manufacturing facility" under Section 144(a)(12)(C) of the Code. The Company intends to use, and will use, the Project in a manner so as to maintain the status of the Project as a "manufacturing facility" under Section 144(a)(12)(C) of the Code. The Project is located within the planning and zoning jurisdiction of the Issuer.

         (i) The statements, information and descriptions contained in the Project Certificate, as of the date hereof and at he time of the delivery of the Bonds to the Purchasers, are and will be true, correct and complete, do not and will not contain any untrue statement or misleading statement of a material fact, and do not and will not omit to state a material fact required to be stated therein or necessary to make the statements, information and descriptions contained therein, in light of the circumstances under which they were made, not misleading, and the estimates and the assumptions contained in the Project Certificate, as of the date hereof and at the time of the delivery of the Bonds, are and will be reasonable and base on the best information available to the Company.

         (j) The Company will not use the Project in such manner as to, or take or permit any one to take any action which would, impair the exemption of interest on the Bonds from federal income taxation, and will not use the Project in a manner not authorized by the terms of this Loan Agreement and Exhibits hereto.

         (k) The Company covenants and agrees that during the period beginning on the date of issuance of the Bonds and ending upon the termination of this Loan Agreement, the Company, at the request of the Issuer or the Trustee, will permit a duly authorized agent of the Issuer or the Trustee to enter upon and inspect the Project during regular business and to examine and copy at the principal office of the Company all books, records and other documents of the Company relating to the number and types of jobs at the Project.

         (l) To the best knowledge of the Company, no member of the Issuer or officer, agent or employee thereof is, in his or her own name or in the name of a nominee, an officer, director or holder of an ownership interest in any person, association, trust, corporation, partnership or other entity which is, in its own name or in the name of a nominee, a party to any contract or agreement upon which the member or officer, or employee may be called upon to act or vote in connection with the Project.

                                   ARTICLE III

                            LOAN OF BOND PROCEEDS FOR
            ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT

         Section 3.01. Loan of Bond Proceeds; Acquisition, Construction and Installation of the Project. The Issuer hereby agrees to loan the proceeds of the Bonds to the Company, and the Company hereby agrees that it will complete the acquisition, construction and installation of the Project as promptly as practicable, and that it will acquire and install other facilities and personal property deemed necessary for the operation of the Project, all substantially in accordance with the installation plans and specifications therefor, including any, and all supplements, amendments and additions (or deletions) thereto (or therefrom); provided, however, that such other facilities and property shall not materially impair the effective use of the Project as contemplated by this Loan Agreement or disqualify the Project as a "Project" within the meaning of the Act and a "manufacturing facility" within the meaning of Section 144(a)(12)(C) of the Code. The Company will enter into such contracts for the acquisition, construction and installation of the Project and shall appoint such agents to act on its behalf with respect to the acquisition, construction and installation of the Project as shall be necessary. The Company hereby agrees to bring any actions or proceedings against any person which the Company may deem proper to cause the completion of the Project. The Company agrees to use its best efforts to complete the acquisition, construction and installation of the Project as promptly as practicable after receipt of the proceeds from the sale of the Bonds, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Company only excepted; but if such acquisition, construction and installation is not completed, there shall be no resulting liability on the part of the Issuer and no diminution in the Loan Payments required in Section 5.02 hereof.

         Section 3.02. Insufficient Moneys in Construction Fund. If the moneys in the Construction Fund, together with any other moneys made available to pay the Costs of the Project, shall not be sufficient to pay the Costs of the Project in full, then the Company shall pay all that portion of the Costs of the Project in excess of the moneys available therefor.

         The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund will be sufficient to pay the Costs of the Project in full.

         If the Company shall make any payments pursuant to this Section 3.02, it shall not be entitled to any reimbursement therefor from the Issuer or the Owners of the Bonds or from the Trustee except to the extent of moneys available therefor in the Construction Fund (if any), nor shall it be entitled to any diminution in or postponement of the payment of the Loan Payments or the payment of any other amount is payable under this Loan Agreement.

         Section 3.03. Plans and Specifications. The Plans and Specifications will be filed with the Trustee and the Bank on or prior to the first disbursement of moneys from the Construction Fund to pay Costs of the Project (other than Costs of Issuance) as provided in Section 4.04 hereof. The Company may revise its Plans and Specifications for the Project (including without limitation, any changes therein, additions thereto, substitutions therefor and deletions therefrom and revisions not theretofore referred to or contemplated in Exhibit A or B hereto) at any time and from time to time in any respect; provided, however, that if any such revision shall render inaccurate in a material way the description of the Project contained in the Exhibits hereto, the Company shall deliver to the Issuer and the Trustee (a) a revised Exhibit A or B, or, if applicable, both, containing a description of the ct as revised, the accuracy of which shall have been certified by an Authorized Company Representative, and (b) an on of Bond Counsel to the effect that the Project as described in the revised Exhibit A or B; or, if applicable, both, is such that the expenditure of the proceeds of the sale of the Bonds pursuant to this Loan Agreement shall not impair the validity of the Bonds under the Act or the exclusion of the interest on the Bonds, from the gross income of the Owners of Bonds for federal income tax purposes. A revision of Exhibit A or B, or, if applicable, both, hereto pursuant to Section 3.03 shall not constitute an amendment, change or modification of this Loan Agreement within the meaning of
Article XIV of the Indenture.

         Section 3.04. Completion Date. The Completion Date shall be evidenced to the Issuer, the Bank, the Trustee and the Company by a certificate signed by the Authorized Company Representative stating (a) the date on which the Project was substantially completed, (b) that all other facilities and equipment necessary in connection with the Project have been acquired and installed, (c) that the acquisition, construction and installation of the Project and such other facilities and equipment have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations, (d) that all Costs of the Project then or theretofore due and payable have been paid and (e) that the amounts which the Trustee shall retain in the construction Fund for the payment of Costs of the Project not then due or for liabilities which the Company is contesting or which otherwise should be retained and the reasons such amounts should be retained. Such certificate shall state that it is given without prejudice to any rights against third parties which then exist or may subsequently come into being and shall be approved in writing by the Authorized Issuer Representative and the Authorized Bank Representative. The Authorized Company Representative shall include with such certificate a statement specifically describing all items of personal property comprising a part of the Project. The Certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (d) of this Section.

         Surplus proceeds in the Construction Fund shall be deposited in the Bond Fund as provided in Section 5.02 of the Indenture and shall be applied as provided in Section 4.04(b) of the Indenture.

         Section 3.05. Operation and Maintenance of Project; Renovation. The Company shall at all times, at its own expense, maintain, preserve and keep the Project, and every element and unit thereof, in good repair, working order and condition, and from time to time make all needful and proper repairs and renewals thereto and otherwise maintain the Project; provided, however, that the Company shall have no obligation to operate, maintain or repair any element or item of the Project the operation, maintenance, or repair of which becomes uneconomic to the Company because of damage or destruction or obsolescence (including economic obsolescence), or change in government standards and regulations, or the termination by the Company of the operation of the facilities to which the element or item of the Project is an adjunct if and so long as the Company is proceeding in good faith to maintain the availability of the Project for use as an authorized "Project" under the Act and a "manufacturing facility" under Section 144(a)(12)(C) of the Code.

         After the Completion Date, the Company may at its own expense remodel the Project or make such substitution, modifications and improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which renovation, substitutions, modifications and improvements shall be included under the terms of this Loan Agreement as part of the Project.

         Section 3.06. Removal of Project Equipment. The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Project Equipment. In any instance where the Company in its sole discretion determines that any items of Project Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may remove such items of Project Equipment and (on behalf of the Issuer), sell, trade-in, exchange or otherwise dispose of them (in whole or in part) without any responsibility or accountability to the issuer or the Trustee.

         Section 3.07. Insurance. The Company shall provide maintain insurance as required by the Mortgage, and to the extent such coverage is commercially available, the Company shall cause all liability insurance policies with respect to Project to be endorsed to include the Trustee and the Issuer as named insureds or additional insureds, as appropriate.

                                   ARTICLE IV

                 ISSUANCE OF THE BONDS; DISPOSITION OR PROCEEDS
                         OF THE BONDS; CONSTRUCTION FUND

         Section 4.01. Issuance of the Bonds. In order to provide funds (a) for a loan to the Company for the purpose of paying the partial costs of acquiring, construction and installing the Project and (b) to pay the Costs of Issuance, the Issuer shall issue the Bonds under and in accordance with the Indenture. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof and of the Indenture. The Company recognizes its responsibility to perform certain of the Issuer's obligations under the Indenture, consents thereto and agrees to abide thereby.

         Section 4.02. Issuance of Other Obligations. The Issuer and the Company expressly reserve the right to enter into, to the extent permitted by law, an agreement or agreements other than this Loan Agreement with respect to the issuance by the Issuer, under an indenture or indentures other than the Indenture, of obligations to refund all or any principal amount of the Bonds.

         Section 4.03. Disposition of Bond Proceeds. The Issuer shall establish the Bond Fund and the Construction Fund with the Trustee in accordance with Sections 4.01 and 5.01 of the Indenture. In accordance with the provisions of the Indenture (a) the accrued interest on the Bonds, if any, paid by the Purchaser shall be deposited into the Bond Fund, and (b) the balance shall be deposited into the Construction Fund.

         The moneys on deposit in the Construction Fund shall be applied by the Trustee as provided in Section 4.04 hereof and as otherwise provided in Article V of the Indenture. Until the moneys on deposit in the Construction Fund are so applied, such moneys shall be and remain the property of the Company, subject to the lien of the Indenture, but the Company shall only have such right, title and interest therein as is expressly provided in this Loan Agreement and the Indenture.

         Section 4.04. Disbursements from Construction Fund.

         (a) Pursuant to the Indenture, the Issuer has established the Construction Fund for the payment of the Costs of the Project. The moneys on deposit in the Construction Fund shall be disbursed from time to time to the Company to reimburse the Company for portions of the Costs of the Project paid by it or to make payments to persons designated by the Company in respect of portions of the Costs of the Project, upon receipt by the Trustee of a Written Requisition executed by an Authorized Company Representative substantially in the form attached hereto as Exhibit C; provided, however, that no disbursement shall be made from the Construction Fund to pay Costs of the Project, other than Costs of Issuance, until the Company has provided all of the instruments described in Section 4.04(e) below. Notwithstanding anything herein to the contrary, disbursements may be made from the Construction Fund to pay Costs of the Project constituting Costs of Issuance upon presentation to the Trustee of a Written Requisition in the for required by this Section 4.04(a). Upon request of the Trustee, the

Company shall furnish invoices or other documentation in connection with each such Written Requisition. Any Written Requisition under this Section 4.04 may be in the form of a communication by telegram, telex or facsimile transmission, but if, in such form, it shall be promptly confirmed by a Written Requisition executed by an Authorized Company Representative. The Company shall furnish to the Issuer a copy of each Written Requisition delivered to the Trustee promptly upon request therefor.

         (b) In paying any Written Requisition under this Section 4.04, the Trustee and the Issuer shall be entitled to rely as to the completeness and accuracy of all statements in such Written Requisition upon the approval of such Written Requisition by an Authorized Company Representative, execution thereof and communication thereof by telegram, telex or facsimile transmission to be conclusive evidence of such approval, and the Company shall indemnify and save harmless the Issuer and the Trustee from any liability incurred in connection with any Written Requisition so executed and communicated by an Authorized Company Representative.

         (c) The Company shall not submit in the aggregate Written Requisitions which, if paid, would result in less than 95% pay of the Net Proceeds thereupon requisitioned being used to Exempt Costs.

         (d) The Company shall not submit or cause to be submitted to the Trustee any Written Requisition pursuant to this Section 4.04 and shall have no claim upon any moneys in the Construction Fund, so long as there shall have occurred and be continuing any Event of Default or any "Event of Default" under the Indenture.

         Section 4.05. Investments. All moneys held in the Construction Fund established pursuant to the Indenture shall be invested and einvested and transferred to any other funds or accounts as provided in the Indenture. Moneys in the Bond Fund and Bond Purchase Fund shall not be invested.

                                    ARTICLE V

                         TITLE TO PROJECT; LOAN PAYMENTS

         Section 5.01. Title to Project. The Company will have, upon the execution and delivery of this Loan Agreement, good and marketable title to the Project, free from all encumbrances other than the Permitted Encumbrances.

         Section 5.02. Loan Payments.

         (a) In consideration of the loan to the Company hereunder, the Company shall pay to the Trustee for the account of the Issuer an amount equal to the aggregate principal amount of the Bonds from time to time Outstanding, and the premium, if any, and interest thereon, such amounts to be paid in installments due on the dates, in the amounts and in the manner prodded in the Indenture for the Issuer to cause amounts to be deposited in the Bond Fund for the payment when due of the principal of and premium, if any, and interest on the Bonds whether at maturity, upon redemption, upon acceleration or otherwise; provided, however, that any amount credited under the Indenture against any payment required to be made by the Issuer thereunder shall be credited against the corresponding payment otherwise required to be made by the Company hereunder, and the obligation of the Company to make such payment hereunder shall be deemed to have been reduced by the amount of such credit and, provided, further, that the obligation of the Company to make any payment hereunder shall be satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit (the "Loan Payments"). The Company agrees to provide for the delivery of the Letter of Credit to the Trustee to secure such obligation.

         (b) From the date of the original issuance of the Bond to and including the date of final maturity of the Bonds, the Company shall provide for the payment of the principal of the Bonds when due, whether upon redemption or acceleration, and premium, if any, and interest on the Bonds by the delivery of the Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Bonds, which Letter of Credit shall be in effect until the Letter of Credit Expiration. The Issuer hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal of and premium, if any, and interest on the Bond as and when due.

         (c) If the amounts available under the Letter of Credit are insufficient to pay the principal of the Bonds when due (whether at maturity or upon acceleration or redemption or otherwise) or to pay premium, if any, or interest on the Bonds when due, the Company shall be obligated to furnish to the Trustee a sum equal to the difference between the amount available for such purpose and such amount due on the Bonds.

                                   ARTICLE VI

                     LETTER OF CREDIT; PAYMENTS TO TRUSTEE;
                                OTHER OBLIGATIONS

                         Section 6.01. Letter of Credit.

         (a) The Letter of Credit delivered by the Company to the Trustee pursuant to Section 5.02(b) hereof shall be an irrevocable letter of credit of The Industrial Bank of Japan, Limited, New York Branch (the "Bank"), or a commercial bank which (or, if such bank does not have outstanding senior, long-term debt securities rated by Moody's or S&P, the parent corporation of which) has outstanding senior long-term debt securities rated in one of the three highest rating categories by Moody's or S&P.

         The Letter of Credit shall be an obligation of the Bank, which shall not expire, except as otherwise provided in this Section 6.01, prior to September 11, 1998, to pay to the Trustee upon request and in accordance with the terms thereof, up to (i) an amount equal to the aggregate principal amount of the Bonds then outstanding to pay the principal of the Bonds when due, whether at maturity, upon purchase, redemption or otherwise and (ii) the premium, if any, and (iii) an amount equal to at least 65 days' interest on the Bonds (at the maximum rate of interest thereon permitted under the Indenture) to pay the interest on the Bonds when due.

         The Bank's obligation under the Letter of Credit may be reduced to the extent of any drawings thereunder.

         (b) If at any time prior to the expiration of the Letter of Credit the rating of the Bank is changed, resulting in a lowering of the rating of the Bonds by Moody's, if the Bond's are then rated by such agency, or by S&P, if the Bonds are then rated by such agency, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit. Such Alternate Letter of Credit shall be an irrevocable letter of credit issued by a commercial bank, the terms of which shall in all material respects be the same as the original Letter of Credit whether during a variable interest rate or fixed interest rate period and which shall have the same expiration date as the Letter of Credit. On or prior to the date of the delivery of such Alternate Letter of Credit to the Trustee, the Company shall furnish to the Trustee and the Issuer
(i) an opinion of Bond Counsel stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized under this Loan Agreement and complies with the terms hereof and (ii) written evidence from Moody's, if the Bonds are then rated by Moody' s, and S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Letter of Credit and that the substitution of the proposed Alternate Letter of Credit for the Letter of Credit will not, by itself, result in a reduction of its respective rating of the Bonds from that which then prevails.

         (c) Pursuant to the Indenture, in order to exercise its Option to Convert, the Company must provide an amendment to the Letter of Credit providing for an interest coverage period of 215 days, computed at the Fixed Rate and payment of any applicable premium or a new Letter of Credit (similar in form the Letter of Credit) in the amount of the outstanding principal amount of the Bonds plus any applicable premium and with an interest coverage period of 215 days, computed at the Fixed Rate.

         Section 6.02. Payments Assigned; Obligations Absolute. It is understood and agreed that all Loan Payments substantially all other right, title and interest of the Issuer in, to and under the Loan Agreement are, by the Indenture, to be pledged by the Issuer to the Trustee. The any assents to such pledge and agrees that the obligation of the Company to make the Loan Payments and to pay or make provision for payments to the Trustee under Section 5.02 hereof shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the Issuer, the Trustee or any other party or out of any failure or inability of the Trustee for any reason to realize upon the Letter of Credit or other credit facility provided by the Company under Section 6.01 hereof, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party. The Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amount is herein specified whether or not the Project or any portion thereof shall have been completed or the Project or any portion thereof shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been take by the exercise of the power of eminent domain, all subject, however, to the provisions for extraordinary redemption as set forth in the Indenture and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Project shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Project, or for any other reason.

         Section 6.03. Payment of Administration Expenses. The Company shall pay, or cause to be paid, when due all Ad ministration Expenses, the payment of the compensation and the reimbursement of expenses, advances, indemnities and other amount is payable to the Trustee, the Paying Agent, the Tender Agent and the Registrar under the Indenture to be made directly to such entity, including without limitation the costs set forth in Section 12.04 of the Indenture.

         Section 6.04. Release and Indemnification Covenants. (a) The Company releases the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar and the Bank from, agrees that the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar and the Bank shall not be liable for, and agrees to indemnify and hold the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar and the Bank free and harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the financing thereof, except in any case as a result of the gross negligence or willful misconduct of the person otherwise entitled to indemnification hereunder.

         (b) The Company will indemnify and hold the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar and the Bank free and harmless from any loss, claim, damage, tax (other than tax incurred on fees paid to the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar and the Bank by the Company), penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Loan Agreement or any other documents referred to herein or contemplated hereby, the issuance or sale of the Bonds, actions taken or forborne under the Indenture or with respect to the acceptance or administration of the trust thereunder or any cause whatsoever pertaining to the Project, except in any case, as to the liability of each of the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar or the Bank as a result of its own gross negligence or willful misconduct and except with respect to any liability incurred by each of the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar or the Bank with respect to any information furnished by it in writing for use in the Preliminary Official Statement or the Official Statement.

         (c) The Company releases the Issuer (including any person at any time serving as a member, officer, agent or employee of the Issuer) from, and agrees that the Issuer (including any person at any time serving as a member, officer, agent or employee of the Issuer) shall not be liable for, and agrees to indemnify and hold the Issuer (including any person at any time serving as a member, officer, agent or employee of the, Issuer) harmless from: (i) any liability for any loss or damage to property or any injury to, or death of, any person that may be occasioned by any cause whatsoever pertaining to the Project, or (ii) any liabilities, losses or damages, or claims therefor, arising out of failure, or claimed failure, of the Company to comply with its covenants contained in this Loan Agreement. In addition, the Company agrees to indemnify and hold the Issuer (including any person at any time serving as a member, officer, agent or employee of the Issuer) harmless to the fullest extent permitted by law to any losses, costs, charges, expenses, judgments and liabilities incurred by it in connection with any action, suit or proceeding instituted or threatened in connection with the transactions contemplated by this Loan Agreement. If any such claim is asserted, the Issuer or any individual indemnified herein, as the case may be, will give prompt written notice to the Company and the Company will promptly assume the defense thereof, including the employment of counsel and payment of all expenses of such defense, with full power to litigate, compromise or settle the same in its sole discretion; provided that the Issuer shall have the right to approve in writing all counsel engaged by the Company to conduct such defense.

         (d) Each of the Trustee, the Remarketing Agent, the Tender Agent, the Paying Agent, the Registrar, the Bank and the (each an "Indemnified Person") shall have the right to employ separate counsel in any action in respect of which it may be entitled to indemnification hereunder and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) the employment thereof has been specifically authorized by the Company, (b) the Company has failed to assume the defense and employ counsel, or

(c) the parties to any such action (including any impleaded parties) include such Indemnified Person (or any person serving at any time as one of its members, directors, officers, agents or employees) and the Company, and such Indemnified Person shall have been advised by its counsel that representation of the Company and such Indemnified Person (or any person serving at any time as one of its members, directors, officers, agents or employees) by the counsel could be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person). It is understood that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations circumstances, be liable for the fees and expenses of only one separate firm of attorneys at any time if such Indemnified Person (or any person serving at any time as one of its members, directors, officers, agents or employees) and the Company do not have (in the opinion of such counsel for such Indemnified Person) actual or potential differing interest among themselves, which firm shall be designated in writing by Company, subject to the written approval of such Indemnified Person as aforesaid. The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there is a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless such Indemnified Person (including any person serving at any time as a member, director, officer, agent or employee of the Issuer) from and against any loss, liability, damage or expense by reason of such settlement or judgment.

         Section 6.05. Payment of Taxes; Discharge of Liens. The Company shall:
(a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the Project or any part thereof or upon the Issuer with respect to the Loan Payments or any utilities charges and any and all other costs, charges or impositions associated with the Project when the same shall become due; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon the Project or the Loan Payments and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien thereon; provided, however, that, if the Company shall first notify the Issuer, the Bank and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during, the period of such contest and any appeal therefrom, unless by nonpayment of any such items the lien of the Indenture as to the Loan Payments as to the Project will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Issuer shall cooperate fully with the Company in any such contest.

         Section 6.06. Obligations Under Other Contracts. The Company shall materially perform its obligations under any contract or agreement n connection with the Bonds or the Project.

                                   ARTICLE VII

                             DAMAGE AND DESTRUCTION

         Section 7.01. Damage, Destruction and Condemnation. There is hereby incorporated herein and made a part hereof Article III of the Mortgage. Prior to the termination of the Letter of Credit all actions taken under this Section
7.01 shall be taken at the direction of the Bank.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

         Section 8.01. The Company to Maintain its Existence. During the term of this Loan Agreement, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and good standing as a corporation in the State, and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other companies to consolidate or merge into it; provided, that the Company may, without violating the agreement contained in this Section 8.01 (but subject to the other covenants herein, including Section 8.07), consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or transfer all or substantially all of its assets to another corporation, but only if the corporation resulting from or surviving such merger (if other than the Company) or consolidation or the corporation to which such transfer is made (i) shall expressly assume and agree in writing to perform all of the Company's obligations under this Loan Agreement, and (ii) shall be a domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States or the District of Columbia) or, if not a domestic corporation, shall appoint and maintain an agent for service of process in the State.

         Section 8.02. Reports to the Trustee and Bank.

         (a) The Company shall prepare and deliver to the Bank, on or before the forty-fifth (45th) day of each fiscal quarter during the term hereof, a written report summarizing the operations of the Company during the next preceding calendar quarter, which report shall include a summary of the progress of construction, equipping and development of the Project.

         (b) The Company will promptly furnish to the Trustee and the Bank from time to time such information regarding the business and affairs and financial condition of the Company as the Trustee and the Bank may reasonably request, and will furnish to the Trustee and the Bank:

                  (i) As soon as available and in any event within ninety (90) days after the close of each of the Company's 6-month fiscal half-years, a review of the Company's balance sheet as at the close of such fiscal quarter and the unaudited operating statement of the Company for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year as well as year to date figures, all in such detail as the Trustee or the Bank may request;

                  (ii) As soon as available and in any event within one hundred twenty (120) days after the close of the Company's fiscal years, the audited balance sheet of the Company as at the end of such fiscal year and the audited operating statements of the Company for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a certificate of the chief financial officer of the Company to the effect that such financial statement have been prepared in accordance with generally accepted accounting principles and stating that no event of default hereunder exists;

                  (iii) Concurrently with the furnishing of the annual financial statements, a schedule, certified as complete and correct by the Authorized Company Representative, setting forth full information as to the amount, name of insurance company, policy number and a certificate issued by the issuer or an independent insurance broker who is the broker regularly retained by the Company) evidencing all such insurance policies carried by the Company;

                  (iv) Immediately upon becoming aware of the existence of any condition or event which constitutes, or with notice or lapse of time, or both, would constitute, an Event of Default under this Loan Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (v) Immediately upon the occurrence of a default under any indenture, mortgage, deed to trust, promissory note, lease agreement, note agreement or any other agreement or undertaking to which the Company is a party, which default results in (or, in the reasonable opinion of the Company, is likely to result in) an acceleration of all payments due under such documents and could materially and adversely affect the property, business, operation, or condition, financial or otherwise, of the Company, a written notice specifying the notice given or action taken by the Company and the nature of the claimed default and that action the Company is taking or proposes to take with respect thereto; and

                  (vi) Immediately upon receipt of written notification of any action, suit or proceeding pending against or effecting the Company in any court or before any arbitrator or governmental authority, which if adversely determined could materially and adversely affect the property, business, operation, or condition, financial or otherwise, of the Company, a written notice specifying the nature hereof and what action the Company is taking or proposes to take with respect thereto.

                  Section 8.03. Permits or Licenses. In the event that it may be necessary for the proper performance of this Loan. Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications and such actions shall be at the sole cost of and responsibility of the Company.

         Section 8.04. Inspection of the Project. After reasonable notice, the Company agrees that the Issuer and the Trustee and their or any of their duly authorized agents shall have the right (but not the obligation) at all reasonable times to enter upon the project site and to examine and inspect the Project. The Company further agrees that the Issuer and the Trustee and their or any of their duly authorized agents shall have such rights of access to the Project as may be reasonably necessary for the proper maintenance and operation of the Project in the event of failure by the Company to perform its obligations under Section 3.05 hereof. The Issuer and the Trustee and their or any of their duly authorized agents shall also be permitted, at all reasonable times to examine the books and records of the Company with respect to the Project. The rights of access hereby reserved to the Issuer and the Trustee may be exercised only after any such agent shall have executed release of liability and secrecy agreements in the form then currently used by the Company. However, nothing contained in this Section 8.04 or in any other provision of this Loan Agreement shall be construed to entitle the Issuer and the Trustee to any information or inspection involving any confidential proprietary technology of the Company.

         Section 8.05. Arbitrage Covenant. The Issuer and the Company mutually covenant for the benefit of the Owners of the Bonds and the Issuer that the proceeds of the bonds, the earnings thereon and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived for the proceeds of the sale of the bonds or from other sources) will not be used in a manner which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code.

         Section 8.06. Issuer to Maintain Existence. The Issuer covenants that it will use its best efforts to maintain its existence as a public corporation duly organized and validly existing under the laws of the State or assure the assumption of its obligations hereunder, under the Indenture and under the Bonds by any successor public body.

                  Section 8.07. Tax Exempt Status of the Bonds. The Company and the Issuer covenant to take such action as may be necessary to maintain the tax-exempt status of the Bonds, and to refrain from taking action which causes the Bonds to lose their tax-exempt status, all as more fully set forth in the Tax Regulatory Agreement.

                  Section 8.08.     Recording and Maintenance of Liens.

         (a) The Company will, at its own expense, take all necessary action to maintain and preserve any liens and security interests of the Indenture so long as any principal installment of, premium, if any, or interest on the Bonds remains unpaid.

         (b) The Company will, forthwith after the execution and delivery of this loan Agreement and the Indenture, and thereafter from time to time, cause the Indenture (including any amendments thereof and supplements thereto) and any financing statements in respect thereof to be filed, registered and recorded in such a manner and in such places as may be required by law in order to publish notice of any fully to perfect and protect (i) the lien and security interest thereof upon, and (ii) the line and security interest therein granted to the Trustee to the rights of the Issuer assigned under the Indenture, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments necessary for such publication, perfection, and protection. Except to the extent it is exempt therefrom, the Company will pay or cause to be paid all filing, registration and recording fees incident to the preparation, execution and acknowledgement of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Loan Agreement and the Indenture and such instruments of further assurance.

         (c) The Issuer shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby. The Issuer will execute such instruments as may be necessary in connection with such filing or recording.

         Section 8.09. Authorized Issuer Representative. Unless otherwise specified herein, whenever under the provisions hereof the approval of the Issuer is required or the Issuer is required to take some action at the request of the Company, such approval shall be made or such action shall be by the Authorized Issuer Representative; and the Company and/or the Trustee shall be authorized to act on any such approval or action and the Issuer shall have no complaint against the Company and/or the Trustee as a result of any such action taken.

         Section 8.10. Authorized Company Representative. Unless otherwise specified herein, whenever under the provisions hereof the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Authorized Company Representative; and the Issuer and/or the Trustee shall be authorized to act on any such approval or action and the Company shall have no complaint against the Issuer and/or the Trustee as a result of any such action taken.

                                   ARTICLE IX

                         ASSIGNMENT, LEASING AND SELLING

         Section 9.01. Conditions. The Company's interest in the Project may, subject to the terms and conditions of the Mortgage, upon the consent of the Trustee, be sold or assigned in whole or in part, and the Project may be leased as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the conditions that (i) no assignment (other than pursuant to Section 8.01 hereof) or lease shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment or lease the Company shall remain primarily liable for payment of the Loan Payments and for performance and observance of the other agreements on its part herein provided to be performed and observed by it, (ii) the assignee or lessee shall assume the obligations of the Company hereunder to the extent of the interest assigned or leased, (iii) the Company shall, within thirty (30) days after delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of each such assignment or lease, as the case may be, (iv) the Company shall have delivered to the Trustee an opinion of counsel to the Company that such assignment, sale, or lease complies with the provisions of this Section 9.01, and (v) prior to the execution of any such assignment, sale, or lease, the Company shall furnish to the Trustee an opinion of Bond Counsel to the effect that such assignment, sale, or lease will not result in the occurrence of, or provide the basis for the occurrence of, a Determination of Taxability. Any agreement between the Company and the Issuer with respect to payments in lieu of ad valorem taxes owed, to the Issuer shall not be a part of any assignment, lease or sale thereunder, without the written consent of the Issuer.

         Section 9.02. Instruments Furnished to Trustee. The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any assignment, lease, or sale under Section 8.01 and Section 9.01 hereof.

         Section 9.03. Limitation. This Loan Agreement shall not be assigned nor shall the Project be leased or sold, in whole or in part, xcept as provided in this Article IX or in Sections 6.02 or 8.01 hereof.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         Section 10.01. Events of Default. Each of the following events shall constitute and is referred to in this Loan Agreement as an Event of Default:

         (a) a failure by the Company to make when due any Loan Payment, which failure shall have resulted in an Event of Default under clause (a) or (b) of
Section 10.01 of the Indenture; or

         (b) a failure by the Company (i) to pay when due any amount required to be paid under this Loan Agreement (other than referred to in Section 10.01(a) hereof) or (ii) to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than a failure described in Section 10.01(a) hereof), which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Issuer, provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, the Company shall have a reasonable period of time to remedy such failure if the Company notifies the Issuer and the Trustee of the manner in which the failure shall be cured and if appropriate corrective action is instituted within the initial thirty (30) day period and is diligently pursued thereafter, and provided further that, except in the case of fraud, failure by the Company to observe the representation and warranty specified in Subsection 2.02(1) hereof shall not constitute an Event of Default hereunder; or

         (c) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

         (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or

         (e) An event of default shall occur under the Indenture.

         Upon occurrence of an Event of Default under Section 10.01(c) or
Section 10.01(d), the Company shall immediately notify the Issuer and the Trustee in writing of such Event of Default.

         Section 10.02. Force Majeure. The provisions of Section 10.01(b)(ii) hereof are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any case or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 5.01, 5.02, 6.05 and 8.01 hereof, Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement or strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to settle strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         Section 10.03. Remedies.

         (a) Upon the occurrence and continuance of any Event default described in Section 10.01 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be due immediately and payable pursuant to any provision of the Indenture, all installments of the Loan Payments shall, without further action, become and be immediately due and payable.

         Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Loan Agreement and a rescission and annulment of the consequences thereof.

         (b) Upon the occurrence and continuance of any Event of Default, the Trustee or the Issuer may take any action at law or in equity to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the company hereunder.

         (c) Any amounts collected from the Company pursuant to this Section
10.03 shall be applied in accordance with the Indenture.

         Section 10.04. Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and, shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or they, Trustee to exercise any, remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

         Section 10.05. Reimbursement of Attorneys' Fees. If the, Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will upon demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

         Section 10.06. Waiver of Breach. In the event any obligation created hereby shall be breached by either of the parties and such breach shall thereafter be waived by the other party, shall such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Issuer's rights and interest hereunder to the Trustee, the Issuer shall have no power to waive any default hereunder by the Company in respect of such rights and interest without the consent of the Trustee and the Trustee may exercise any of the rights of the Issuer hereunder.

                                   ARTICLE XI

                           OPTIONS IN FAVOR OF COMPANY

         Section 11.01. Option to Prepay Loan Payments.

         (a) During the Variable Rate Period, the Company shall have, and is granted the option to prepay all or any portion of the unpaid balance of the Loan Payments, together with any interest thereon, on any Variable Period Interest Payment Date by taking or causing the Issuer to take the actions required to redeem in whole or in part the principal amount of the Bonds to be redeemed and to pay the interest accrued thereon to the date of redemption pursuant to Section 3.01(a)(i) of the Indenture, but only to the extent the Bonds are subject to such redemption as provided therein.

         (b) The Company shall have, and is granted, the option to prepay all or any portion of the unpaid balance of the loan Payments, together with any interest and premium, if any, thereon, at any time by taking or causing the Issuer to take the actions required to redeem in whole or in part the principal amount of the Bonds to be redeemed and to pay the premium, if any, and the interest accrued thereon to the date of redemption pursuant to Section 3.01(a)(ii) or 3.01(f) (as provided therein) of the Indenture; provided, however, that no such redemption pursuant to Section 3.01(a)(ii) may be effected prior to the times set forth in Section 3.01(a)(ii) of the Indenture; and provided further, however, that no such redemption pursuant to Section 3(a)(ii) of the Indenture may be effected from and after a Determination of Taxability.

         (c) To exercise any option under this Section 11.01 to repay the Loan Payments, the Company shall give the Issuer, the Trustee and the Bank a notice designating the principal amount of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, which shall not be less than twenty-eight (28) days from the date such notice is given. Such notice shall not be revocable by the Company at any time prior to the time at which the Bonds to be redeemed or for the payment or redemption of which provision is to be made, are first deemed paid in accordance with Article IX of the Indenture.

         (d) The Company shall furnish to the Trustee any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.

                  Section 11.02.   [INTENTIONALLY OMITTED].

                  Section 11.03.   [INTENTIONALLY OMITTED].

                  Section 11.04. Compliance with the Indenture. Anything in this Loan Agreement to the contrary notwithstanding, the Issuer and the Company shall take all actions required by this Loan Agreement and the Indenture in order to comply with the provisions of the Indenture.

                                  ARTICLE XII

                     OBLIGATION TO ACCELERATE LOAN PAYMENTS

         Section 12.01. Determination of Taxability. As provided in Section 5.02 hereof, the Company shall be obligated and agrees to accelerate the amount of Loan Payments payable hereunder as is determined by the Trustee to be sufficient to redeem the Bonds in whole or (if the redemption of part of the Bonds will preserve the federal income tax exemption of the interest on the remainder of the Bonds as determined by Bond Counsel) in part, upon the, making of a final determination by the Internal Revenue Service or a court of competent jurisdiction as a result of a proceeding in which the Company participates to the degree it deems sufficient, which determination the Company may not contest for any reason or, in discretion, does not contest in a timely manner by an appropriate proceeding, that the interest payable on the Bonds or any of them is includable for federal income tax purposes in the gross income of any Owner of a Bond, other than an Owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147 of the Code (a "Determination of Taxability").

         Upon the occurrence of a Determination of Taxability, the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel, redemption of a portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable in the gross income for federal tax purposes of an Owner of a Bond (other than an Owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147 of the Code). In such event, the Bonds to be redeemed (in the principal amount of $100,000 or any integral multiple of $5,000 in excess thereof) shall be selected by the Trustee as provided in the Indenture in such manner as the Trustee shall in its sole discretion deem fair and appropriate, in such amount as is deemed necessary in the opinion of Bond Counsel to accomplish that result.

         The redemption described above shall occur at any time not more than
(180) days after receipt by the company of the notice of the final determination described above. All Loan Payments payable under this Article XII shall become due and payable on the date fixed for the redemption of such Bonds. The Company agrees that, immediately after receipt by it of notice of either a ruling or court decision to the effect mentioned above, it will inform in writing the Trustee, the Issuer and the Bank that it has received such notice.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.01. [INTENTIONALLY OMITTED].

         Section 13.02. Notices. Except as otherwise provided in this Loan Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: if to the Issuer at 309 South Washington Street, Maryville, Tennessee 37801 Attention: William A. Dunavant, Jr.; if to the Bank, to the address designated in the Letter of Credit; if to the Company, at 200 Park Avenue, New York, New York 10166-0130, Attention: Yasuo Terashima, with a copy to the address when issued of the Project; if to the Trustee, at 277 Park Avenue, New York, New York 10172-0121, Attention: Shinichi Hashimoto; if to the Remarketing Agent, at such addresses as shall be designated by it in the Remarketing Agreement. Any of the foregoing may, by notice given her under, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 13.03. Parties in Interest. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and shall inure to the benefit of the Trustee, the Registrar, the Paying Agent and the Tender Agent, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Loan Agreement except as provided in Sections 6.03 and 6.04 hereof; provided, however, that the liability of the Issuer hereunder and under the Bonds is strictly limited as provided in the Act and the obligations of the Issuer under the Bonds do not constitute general obligations of the Issuer. The obligations of the Issuer under this Loan Agreement are special, limited obligations of the Issuer, payable solely out of the revenues and income derived under this Loan Agreement and as otherwise provided under this Loan Agreement and the Indenture. The obligations of the Issuer hereunder shall not be deemed, to constitute an indebtedness or an obligation of the Issuer, the State or any political subdivision thereof within the purview of any constitutional limitation or statutory provision, or a charge against the credit or general taxing powers, if any, of any of them.

         Section 13.04. Amendments. This Loan Agreement may be amended only by written agreements of the parties hereto, subject to the imitations set forth herein and in the Indenture.

         Section 13.05. Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Loan Agreement.

         Section 13.06. Severability. If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever; provided that no holding or invalidity shall require the Issuer to make any payments from revenues other than those derived from this Loan Agreement and the Loan Payments pledged under the Indenture.

         Section 13.07. Governing Law. The laws of the State shall govern the validity, construction and performance of this Loan Agreement.

         Section 13.08. Company, Trustee and Issuer May Rely on Authorized Representatives. Whenever under the provisions of this Loan Agreement the approval of the Company is required or the Issuer or the Trustee is required to take some action at the request of the Company, such approval shall be given or such request shall be made by the Authorized Company Representative unless otherwise specified in this Loan Agreement, and the Issuer and the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint or recourse against the Issuer and the Trustee as a result of any such action taken. Whenever under the provisions of this Loan Agreement the approval of the Issuer is required or the Company or the Trustee is required to take some action at the request of the Issuer, such approval shall be given or such request shall be made by the Authorized Issuer Representative unless otherwise specified in this Loan Agreement, and the Company and the Trustee shall be authorized to act on any such approval or request and the Issuer shall no complaint or recourse against the Company and the Trustee as a result of any such action taken; provided, however, that nothing in this Section 13.08 shall be construed to impair the rights of the Trustee, as assignees of the Issuer or otherwise, hereunder.

         Section 13.09. Limited Liability of Officers, Etc. No recourse shall be had for the payment of the principal of, redemption premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, this Loan Agreement or the Bond Purchase Agreement against any past, present or future member, officer, agent or employee of the Issuer, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Issuer or any successor corporation, assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture or this Loan Agreement and the issuance of the Bonds.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

                                                                        THE INDUSTRIAL DEVELOPMENT
ATTEST:                                                                 BOARD OF BLOUNT COUNTY,
                                                                        TENNESSEE

By:  /s/ Fred R. Lawson                                                 By:  /s/ Steve West
    -----------------------------------                                -------------------------------------
           Secretary           [Title]                                           Chairman            [Title]


                                                                        ADVANCED CRYSTAL TECHNOLOGY,
                                                                        INC. (ACT, INC.)


                                                                        By:  /s/ Katsuhiko Hayaski
                                                                        ------------------------------------
                                                                                     President       [Title]

                                    EXHIBIT A

                                   THE PROJECT

         The Project consists of the acquisition of approximately 7.805 acres of land and the construction and equipping of a 16,200 square foot manufacturing facility for the manufacture of single crystal and related optical components to be located on or near 3100 Stock Creek Boulevard in the Stock Creek Industrial Centre in Blount County, Tennessee, which includes all real and personal property described in the Deed of Trust and Security Agreement.

                                    EXHIBIT B

                                THE PROJECT SITE

         SITUATED IN District No. Eleven (11) of Blount County, Tennessee, and being in the Stock Creek Development Centre, and described more particularly as follows:

         BEGINNING at a point in the easterly edge of the right of way for Stock Creek Boulevard, said point of beginning being the northwest corner of the tract conveyed hereby, and being marked by a concrete monument; thence the following calls and distances along the line of the remaining property of Blount County: (1) N. 63-31-19 E. 548.38 feet to a concrete monument; (2) s. 38-21-42 E. 583.59 feet to a concrete monument; (3a) S. 68-24-28 W. 659.77 feet to a concrete monument; (3b)
         N. 75-25-10 W. 1141.49 feet to a concrete monument in the easterly edge of the right of way for Stock Creek Boulevard, said monument being located approximately 4,259.19 feet in an easterly direction from the center line of Tennessee State Highway No. 33, measured along the southerly and easterly line of Stock Creek Boulevard; thence in a (northerly direction along the easterly edge of the right of way for Stock Creek Boulevard the following two calls: (4a) along the arc of a curve to the left (said arc having a radius of 388.31 feet), an arc distance of 278.27 feet (chord distance and direction: N. 05-56-55 W.
         272.35 feet); (4b) N. 26-28-41 W. 166.90 feet to the point of
         BEGINNING, and containing 7.805 acres, more or less, as surveyed on or about May 16, 1988, by Billy G. Knight, Tennessee Registered Land Surveyor No. 1375, a copy of said survey being attached and incorporated herein by this reference as Exhibit A hereto.

         This conveyance is made subject to the following:

         1. There is reserved by Grantor for the use and benefit of the Knox-Chapman Utility District, and/or its successors and assigns, a perpetual easement for the maintenance and replacement of the existing water main which is located in the southeast portion of the above described tract near the southern boundary lie (sic) as shown on said plat of survey; said easement is twenty (20) feet in width, ten (10) feet on each side of the said existing water main.

         2. This property is subject to the Declaration of Covenants, Conditions and Restrictions applicable to Stock Creek Development Centre, duly adopted by the Board of County Commissioners of Blount County, Tennessee on April 21, 1986, and of record in Misc. Record Book 77, beginning at page 31, in the Register's office for said County; said Declaration is incorporated herein by, this reference, and Grantee, by accepting this deed (a) acknowledges receipt of a copy of said Declaration and of the Design Guidelines referred to therein, and (b) agrees to be bound thereby.

         3. Grantee, by accepting this Deed, also agrees to promptly begin construction of a manufacturing facility on the above described land, and that should it fail to do so within twelve
                  (12) months from the date hereof, that Grantor shall have the right and option to repurchase said property from Grantee at the same price set forth hereinabove; this option shall begin twelve (12) months from the date of this deed, if, but only if, said construction has not begun, and if so begun, shall expire two (2) months thereafter.

                  BEING AND INTENDING TO BE a part of Stock Creek Development Centre, and a part only of the property conveyed by Blount County to Advanced Crystal Technology, Inc. (ACT, Inc.) by deed dated June , 1988, recorded in Book of Deeds Vol. ______, page _______, in the Register's Office for Blount County, Tennessee.

                                    EXHIBIT C

                                   $5,000,000

                        The Industrial Development Board
                           of Blount County, Tennessee
                Industrial Development Revenue Bonds, Series 1988
             (Advanced Crystal Technology, Inc. (ACT, Inc.) Project)


                       REQUISITION ______________________

         This Requisition is made pursuant to the Loan Agreement (the "Loan Agreement") dated as of August 1, 1988, between The Industrial Development Board of Blount County, Tennessee, and Advanced Crystal Technology, Inc. (ACT, Inc.) (the "Company"), relating to the above-captioned Bond issue. All terms used herein shall have the meanings assigned to them such Loan Agreement.

To:      Mitsui Finance Trust Company of New York,, as Trustee

         Please pay from the Project Fund

to                               at                                      , the
   -----------------------------    ------------------------------------
sum of $
        -----------------------------------------
..

         In connection with this request, the undersigned hereby CERTIFIES:

         (1) that an obligation in the stated amount has been incurred, has been paid or is currently payable, is a proper charge against the Project Fund and has not been the basis of any previous withdrawal from the Project Fund;

         (2) that the purpose and circumstances of such obligations are as follows: See Exhibit A attached;

         (3) that the Company has no knowledge of any vendors', mechanics', or other liens or rights to liens which have not been disclosed to the Trustee and the Bank, nor of any such liens or rights to liens which should be satisfied or discharged before payment of such obligation is made;

         (4) that insofar as such obligation was incurred for labor, services, materials or equipment in connection with the requisition, construction, installation and equipping of the Project, such labor and services were actually performed, and such materials and equipment were actually used or installed, in connection with the acquisition, construction, installation and equipping of the Project; and

         (5) that no Event of Default has occurred.

                                             ----------------------------------
                                             Authorized Company Representative
                                              Date:
                                                   ----------------------------